Exhibit 3.81

ARTICLES OF MERGER

OF

REM-FAIRMONT, INC.

AND

REM-MADELIA, INC.

WITH AND INTO

REM-MANKATO, INC.

(to be known as REM HEARTLAND, INC., after the merger)

Pursuant to the provisions of the Minnesota Business Corporation Act, the following Articles of Merger are executed on the date hereinafter set forth:

First: REM-Mankato, Inc., REM-Fairmont, Inc., and REM-Madelia, Inc., are each business corporations organized and existing under the laws of the State of Minnesota and are subject to the provisions of the Minnesota Business Corporation Law.

Second: REM-Mankato, Inc., has issued and outstanding one hundred (100) shares of common stock. REM-Fairmont, Inc., has issued and outstanding one hundred (100) shares of common stock. REM-Madelia, Inc., has issued and outstanding one hundred (100) shares of common stock.

Third: Annexed hereto as Exhibit A is a copy of the Agreement and Plan of Merger adopted by the boards of directors and shareholders of REM-Mankato, Inc., REM-Fairmont, and REM-Madelia, Inc., in compliance with Minnesota Statutes Section 302A.613.

Fourth: The effective date of the Merger provided for in the Agreement and Plan of Merger shall be January 1, 2000, at 12:01 a.m.

Executed at Minneapolis, Minnesota, on December 22, 1999.

REM-MANKATO, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM-FAIRMONT, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM-MADELIA, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

FOR THE MERGER

OF

REM-FAIRMONT, INC.

AND

REM-MADELIA, INC.

WITH AND INTO

REM-MANKATO, INC.

AGREEMENT AND PLAN OF MERGER, (the “Plan”), dated December 16, 1999, for the merger of REM-Fairmont, Inc., a Minnesota corporation (“REM-Fairmont”), and REM-Madelia, Inc., a Minnesota corporation (“REM-Madelia”) (hereinafter collectively referred to as the “Merged Corporations”), with and into REM-Mankato, Inc., a Minnesota corporation (which by reason of the merger will become REM Heartland, Inc., a Minnesota corporation) (the “Surviving Corporation”). (The Merged and Surviving Corporations may be collectively referred to as “Constituent Corporations”).

RECITALS

WHEREAS, the Constituent Corporations are corporations duly organized and existing under the laws of the State of Minnesota; and

WHEREAS, The Constituent Corporations desire to merge, subject to the conditions set forth herein.

NOW, THEREFORE, subject to the conditions set forth herein, the Constituent Corporations shall be merged into a single corporation. REM-Mankato, Inc., a Minnesota corporation and one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger. The terms and conditions of this merger (the “Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date of the Merger shall be January 1, 2000, at 12:01 a.m. Upon the Effective Date of the Merger, the separate existences of the Merged Corporations shall cease and the Merged Corporations shall be merged into the Surviving Corporation.

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ARTICLE II

Articles of Incorporation;
Authorized Shares

As a consequence of the Merger, the Articles of Incorporation of the Surviving Corporation, shall be amended and restated in their entirety to read as annexed hereto as Schedule A, which shall be the Articles of Incorporation of the Surviving Corporation subsequent to the Merger until otherwise amended or repealed.

ARTICLE III

Bylaws; Registered Office

As a consequence of the Merger, the Bylaws of the Surviving Corporation, as amended to date, shall be the Bylaws of the Surviving Corporation after the Merger. The registered office of the Surviving Corporation as of the Effective Date of the Merger shall be the registered office of the Surviving Corporation after the Merger, to-wit: 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE IV

Directors and Officers

The directors and officers of the Surviving Corporation in office immediately prior to the Effective Date shall remain the directors and officers of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified. The directors and officers of the Merged Corporation holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE V

Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as set forth in Schedule B annexed hereto.

ARTICLE VI

Effect of the Merger

At the Effective Date of the Merger, the Surviving Corporation shall succeed to without other transfer, act or deed of any person, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises, both of a public and private nature of the Constituent

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Corporations, and all property, real, personal, and mixed, including patents, trademarks, tradenames, and all debts due to either of the Constituent Corporations on whatever account, for stock subscriptions as well as for all other things in action or all other rights belonging to either of said corporations; and all said property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectively as they were of the respective Constituent Corporations, and the title of any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens prior to the Effective Date of the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and shall be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted in the first instance by the Surviving Corporation.

ARTICLE VII

Accounting Matters

The assets and liabilities of the Constituent Corporations as of the Effective Date of the Merger shall be taken up on the books of the Surviving Corporation at the amounts at which they were carried at that time on the books of the respective Constituent Corporations.  The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any lawful purposes for which surplus may be used.  Accounting procedures and depreciation schedules and procedures of any Constituent Corporation may be converted to those procedures and schedules selected by the Surviving Corporation.

ARTICLE VIII

Filing of Plan of Merger

After the Plan of Merger has been adopted and approved by the Boards of Directors and shareholders of the Constituent Corporations in accordance with Section 302A.613 of the Minnesota Business Corporation Act, Articles of Merger shall be executed and delivered to the Secretary of State of the State of Minnesota for filing as provided by the Minnesota Business Corporation Act.  The Constituent Corporations shall also cause to be performed all necessary acts within the State of Minnesota and elsewhere to effectuate the Merger.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

REM-MANKATO, INC.
a Minnesota corporation (the Surviving Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM-FAIRMONT, INC.
a Minnesota corporation (a Merged Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM-MADELIA, INC.
a Minnesota corporation (a Merged Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

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ARTICLES OF INCORPORATION

OF

REM-NICOLLET, INC.

The undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be REM-Nicollet, Inc.

ARTICLE II

The location and address of this corporation’s registered office in this state shall be 6921 York Avenue Avenue South, Edina, Minnesota 55435.

ARTICLE III

The total authorized shares of this corporation shall consist  of One Million (1,000,000) voting common shares.  The common stock of this corporation shall have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and a par value fixed by the Board of Directors for the purposes of a statute or regulation requiring the shares of the corporation to have a par value.

ARTICLE IV

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VI

The name and address of the incorporator of this corporation is:

Nancy G. Barber Walden

3400 City Center

Minneapolis, Minnesota 55402

ARTICLE VII

The Board of Directors of this corporation shall consist of four (4) directors or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation.

ARTICLE VIII

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the some action at a meeting at which all directors were present.

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IN WITNESS WHEREOF, the undersigned has set his hand this 28 day of December, 1984.

/s/ Nancy G. Barber Walden
Nancy G. Barber Walden

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 28th day of  December, 1984, by Nancy G. Barber Walden.

/s/ Sally J. Baril
Notary Public, Ramsey County, MN
My Commission Expires

[SEAL]

[ILLEGIBLE]

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ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION OF

REM-NICOLLET, INC.

The undersigned, Robert E. Miller, President and Craig R. Miller, Secretary of REM-Nicollet, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on August 13, 1987.

RESOLVED, That the Articles of Incorporation of this corporation be amended by the addition thereto of the following Article IX:

ARTICLE IX

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the share-holders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) liability for any transaction from which the director derived an improper personal benefit, or (v) liability for any act or omission occurring prior to the date when this Article becomes effective. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

/s/ Robert E. Miller
Robert E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to before me this 13 day of August, 1987

/s/ Lisa Ellis	[SEAL]

ARTICLES OF INCORPORATION

OF

REM III, INC.

We, the undersigned, for the purpose of forming a corporation under the laws of the State of Minnesota, do hereby associate ourselves as a body corporate and do hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be REM III, INC.

ARTICLE II

This corporation has been formed for general business purposes.

ARTICLE III

The corporation shall have all of the powers granted or available under the laws of the State of Minnesota and laws amendatory thereof and supplementary thereto, including but not limited to the following:

1.  The power to acquire, own, pledge, dispose of and deal in shares of capital stock, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations (including this corporation), associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government or by any state, territory, province, municipality or other political subdivision or by any governmental agency, domestic or foreign, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

2.  The power to aid in any manner any corporation, association, firm or individual, any of whose securities, evidences of indebtedness, obligations or stock are held by the corporation directly or indirectly, or in which, or in the welfare of which, the corporation shall have any interest, and to guarantee securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

3.  The power to carry out all or any part of the purposes of this corporation as principal or agent, or in conjunction, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do.

ARTICLE IV

The duration of this corporation shall be perpetual.

ARTICLE V

The location and post office address of this corporation’s registered office in this state shall be REM III, INC., 2765 Vernon Avenue South, St. Louis Park, Minnesota 55416.

ARTICLE VI

The minimum amount of stated capital with which this corporation will begin business shall be not less than One Thousand Dollars ($1,000.00).

ARTICLE VII

The total authorized capital stock of this corporation shall consist of 2,500 shares of common stock having a par value of $10.00 per share.  All shares of stock of this corporation may be issued as full or fractional shares.  Each outstanding fractional share shall have the rights which are provided in these Articles of Incorporation, the By-Laws of this corporation and the laws of the State of Minnesota to which a full share of such stock is entitled, but in the proportion which such fractional share bears to a full share of such stock.

All shares of common stock shall be equal in every respect. At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote for each share (and a fractional vote for and equal to each fractional share) of stock standing in his name and entitled to vote at such meetings. Shareholders shall have no rights of cumulative voting.  Shareholders shall not be entitled as a matter of right, preemptive or otherwise, to subscribe or apply for or purchase or receive any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation.

ARTICLE VIII

The names and post office addresses of the incorporators of this corporation are as follows:

Jeffrey J. Keyes	300 Roanoke Building Minneapolis, Minnesota 55402

Richard A. Moore, Jr.	300 Roanoke Building Minneapolis, Minnesota 55402

Andrew C. Selden	300 Roanoke Building Minneapolis, Minnesota 55402

ARTICLE IX

The management of this corporation shall be vested in a Board of Directors.  The Board of Directors of this corporation shall consist of three (3) directors or such other number of directors as may be permitted by law and as shall be provided in the By-Laws of this corporation or as determined by the shareholders at each annual meeting or any special meeting of the shareholders called for that purpose.  The names and post office addresses of the first Board of Directors of this corporation are as follows:

Robert E. Miller	2765 Vernon Avenue South St. Louis Park, Minnesota 55416

Thomas E. Miller	2765 Vernon Avenue South St. Louis Park, Minnesota 55416

Craig R. Miller	2765 Vernon Avenue South St. Louis Park, Minnesota 55416

Each such director shall serve until the first annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office.

ARTICLE X

The authority to make and alter the By-Laws of this corporation is hereby vested in the Board of Directors of this corporation to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to repeal or alter such By-Laws.

Authority is hereby conferred upon and vested in the Board of Directors of this corporation to accept or reject subscriptions for shares of its capital stock, whether such subscriptions be made before or after its incorporation.  The Board of Directors shall have the authority to issue shares of stock and securities of the corporation to the full amount authorized by these Articles of Incorporation, and shall have the authority to grant and issue rights to convert securities of the corporation into shares of stock of the corporation, options to purchase shares or securities convertible into shares, warrants, and other such rights or options, and to fix the terms, provisions and conditions of such rights, options and warrants, including the option price or prices at which shares may be purchased or subscribed for and the conversion basis or bases of such rights, options and warrants.

ARTICLE XI

The shareholders of this corporation may by a majority vote of all shares issued, outstanding and entitled to vote:

1.  Authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its good will, upon such terms and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems expedient and in the best interests of the corporation;

2.  Amend the Articles of Incorporation of this corporation for any reason or lawful purpose, and in the event that any such amendment adversely affects the rights of holders of shares of different classes, the affirmative vote of a majority of each such class shall be sufficient to adopt the amendment; and

3.  Adopt and approve an agreement of merger or consolidation presented to them by the Board of Directors.

IN TESTIMONY WHEREOF, we have hereunto set our hands this 31st day of July, 1974.

/s/ Jeffrey J. Keyes
Jeffrey J. Keyes

/s/ Richard A. Moore, Jr.
Richard A. Moore, Jr.

/s/ Andrew C. Selden
Andrew C. Selden

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

On this 31st day of July, 1974, before me, a Notary Public within and for said County, personally appeared Jeffrey J. Keyes, Richard A. Moore, Jr. and Andrew C. Selden, to me known to be the persons named in and who executed the foregoing Articles of Incorporation, and who acknowledged that they executed the same as their free act and deed.

[ILLEGIBLE]
Notary Public, Hennepin County, Minn.
My Commission Expires

[SEAL]

CONSENT TO USE OF SIMILAR CORPORATE NAME OR TITLE

BY

REM, INC., REM II, INC. AND REM III, INC.

TO

REM IV, INC.

Secretary of State

180 State Office Building

St. Paul, Minnesota  55155

REM, INC., REM II, INC. AND REM III, INC., corporations created, organized and existing under and by virtue of the laws of the State of Minnesota, hereby consent to the use of the name REM IV, INC. by a new corporation now being organized under the laws of the State of Minnesota, and hereby requests the Secretary of State of the State of Minnesota to accept for record the Articles of Incorporation of said new corporation, setting forth therein its name as above.

In Testimony Whereof, we have hereunto affixed our signatures and the seal of the corporation consistent with the provisions of Section 301.05, Subd. 2, Minnesota Statutes, this 14th day of April, 1976.

ATTEST:	REM, INC.

/s/ Craig R. Miller	By	/s/ Robert E. Miller
Secretary		President
(CORPORATE SEAL)

ATTEST:	REM II, INC.

/s/ Craig R. Miller	By	/s/ Robert E. Miller
Secretary		President (CORPORATE SEAL)

[SEAL]
ATTEST:	REM III, INC.

/s/ Craig R. Miller	By	/s/ Robert E. Miller
Secretary		President (CORPORATE SEAL)

CERTIFICATE OF CHANGE OF REGISTERED OFFICE

BY

REM III, INC.

We, Robert E. Miller and Craig R. Miller respectively the President and Secretary of REM III, INC. a Minnesota corporation organized under or subject to the provisions of Chapter 301, Minnesota Statutes, hereby certify that the following resolutions were adopted by the Board of Directors of said corporation on the 28 day of December, 1977;

“RESOLVED, That the registered office in this State be changed from 2765 Vernon Avenue South in the City of St. Louis Park, County or Hennepin to 2311 Pillsbury Avenue South in the City of Minneapolis County of Hennepin.”

“RESOLVED, That the effective date of the change of registered office shall be the date of the filing hereof with the Secretary of State of Minnesota.

“RESOLVED FURTHER”, That the President and the Secretary of this corporation be and are hereby authorized and directed to make, execute and acknowledge a certificate embracing the foregoing resolutions and to cause such certificate to be filed in accordance with the provisions of Chapter 301, Minnesota Statutes.”

/s/ Robert E. Miller
President

/s/ Craig R. Miller
Secretary

[SEAL]

[SEAL]

Subscribed and sworn to before
me this 28 day of December 1977

/s/ Thomas E. Miller
Notary Public

CERTIFICATE OF CHANGE OF REGISTERED OFFICE

by

REM III, INC.

(name of corporation)

Pursuant to Minnesota Statutes Section 301.33 or 317.19, the undersigned,	Thomas Miller	, hereby
(name)
certifies that the Board of Directors of	REM III, Inc.	, a Minnesota corporation, has resolved
(name of corporation)
to change the corporation’s registered office from:
2311 Pillsbury Avenue South, Minneapolis, Hennepin, 55404
(no. & street) (city) (county) (zip)
to
6921 York Avenue South, Edina, Hennepin, 55435
(no. & street) (city) (county) (zip)

The effective date of the change will be the 1st day of January, 1980 or the day of filing of this certificate with the Secretary of State, whichever is later.

DATED	8-7-80	SIGNED	Thomas Miller
Vice President
(title or office)

For Use By Secretary of State - Receipt Number	For Use By Secretary of State - File Data

STATE OF MINNESOTA DEPARTMENT OF STATE

I hereby certify that the within instrument was filed for record in this office on the 8 day of Aug A.D. 1980, at 4:30 o’clock P.M., and was duly recorded in Book H-53 of Incorporations, on page 777

/s/ [ILLEGIBLE]

Secretary of State

PLEASE READ DIRECTIONS ON REVERSE SIDE BEFORE COMPLETING

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

REM III, INC.

We, the undersigned, Robert E. Miller, as President and Craig R. Miller, as Secretary of REM III, INC., a corporation organized and existing under the laws of the State of Minnesota, do hereby certify that by written resolution of the shareholders dated May 21, 1981, it was unanimously resolved by such shareholders that the Articles of Incorporation of the corporation be amended in accordance with the following resolution:

RESOLVED, That the name of the corporation as stated in the Articles of Incorporation of this corporation be, and the same hereby is, changed, and the name of this corporation shall be REM-MANKATO, INC.

FURTHER RESOLVED, That the President and Secretary of this corporation be, and they hereby are, authorized and directed to make, execute and acknowledge a Certificate of Amendment embracing the foregoing resolution and to cause such Certificate of Amendment to be filed and recorded in the manner required by law.

IN WITNESS WHEREOF, We have hereunto subscribed our names as officers of the corporation pursuant to the foregoing resolution this 21 day of May, 1981.

/s/ Robert E. Miller
ROBERT E. MILLER

/s/ Craig R. Miller
CRAIG R. MILLER

STATE OF MINNESOTA	)
	)	ss.	ACKNOWLEDGMENT
COUNTY OF HENNEPIN	)

On this 21 day of May 1981, before me, a Notary Public within and for said County, personally appeared Robert E. Miller and Craig R. Miller, to me known to be the persons who executed the foregoing Certificate of Amendment of Articles of Incorporation, who, being by me each duly sworn, did say, the said Robert E. Miller, that he is the President, and the said
Craig R. Miller, that he is the Secretary of REM III, INC., the corporation named in the foregoing Certificate of Amendment; and declared that they executed said Certificate of Amendment as the President and Secretary of said corporation by authority of the shareholders of the corporation, and acknowledged that they executed the foregoing Certificate of Amendment as their free act and deed and as the free act and deed of said corporation.

/s/ Susan M. Theesfield
Notary Public

STATE OF MINNESOTA DEPARTMENT OF STATE	[SEAL]

I hereby certify that the within instrument was filed for record in this office on the 26 day of May A.D. 1981 at 4:30 o’clock P.M., and was duly recorded in Book E-55 of Incorporations, on Page 74

[ILLEGIBLE]

Secretary of State

SCHEDULE B

Conversion of Shares in the Merger

1.             Stock of Surviving Corporation. At the Effective Date of the Merger, all shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 15,0000 shares of the common stock of the Surviving Corporation, par value $.01 per share.

2.             Stock of Merged Corporation. At the Effective Date of the Merger, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Fairmont issued and outstanding immediately prior to the Effective Date of the Merger shall be cancelled.

At the Effective Date of the Merger, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Madelia issued and outstanding immediately prior to the Effective Date of the Merger shall be cancelled.

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